FY 2010 Growth Strategy

- **Expanding manufacturing capacity**
  - Receive GMP certification to accommodate future growth and capitalize on opportunities from the Healthcare Reform
  - New facility supports launch of wholesale initiative to distribute higher margin, specialty products
- **Intensifying marketing and sales activities**
  - Expand sales force and expand/improve distribution channels
  - Increase market share of current products while supporting new product launches
  - Increase targeted marketing activities, including multi-media and television advertising for key products like Gingko Mihuan
- **Leverage research and development efforts**
  - Optimize product development activities and expand pipeline
  - Diversify TCM products with additional western medicines
- **Acquisition Opportunities**
  - Marketing and/or distribution companies with strong geographic coverage
  - Manufacturing companies with complementary products and customers